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November 14, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated November 14, 2002 of EvergreenBancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ John L. O'Brien & Company, PLLC

John L. O'Brien & Company, PLLC

JLOB:jcd

cc:   William G. Filer II,
      Senior Vice President and
      Chief Financial Officer
      EvergreenBancorp, Inc.